UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55617	46-1722812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Strategic Storage Trust II, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2019, SmartStop Self Storage REIT, Inc. (f/k/a Strategic Storage Trust II, Inc.) (the “Registrant”), the Registrant’s operating partnership, SmartStop O.P., L.P. (f/k/a Strategic Storage Operating Partnership II, L.P.) (the “Operating Partnership”), and SmartStop TRS, Inc. (f/k/a Strategic Storage TRS II, Inc.) (the “TRS”), entered into a series of transactions, agreements, and amendments to the Registrant’s existing agreements and arrangements (such agreements and amendments hereinafter referred to collectively as the “Self Administration Transaction”), with SmartStop Asset Management, LLC, the Registrant’s then-sponsor (“SAM”), and SmartStop OP Holdings, LLC (“SS OP Holdings”), a subsidiary of SAM, pursuant to which, effective June 28, 2019, the Registrant acquired the self storage advisory, asset management, property management and tenant insurance joint venture interests of SAM (the “Self Storage Platform”), along with certain other assets of SAM. As a result of the Self Administration Transaction, SAM is no longer the sponsor of the Registrant, and the Registrant is now self-managed and succeeds to the advisory, asset management, property management and tenant insurance joint ventures previously in place for the Registrant, Strategic Storage Trust IV, Inc. (“SST IV”), a public non-traded REIT, and Strategic Storage Growth Trust II, Inc. (“SSGT II”), a private non-traded REIT, and now has the internal capability to originate, structure and manage additional investment products which would be sponsored by SmartStop REIT Advisors, LLC, a subsidiary of the Registrant.

Contribution Agreement

On June 28, 2019, the Registrant and the Operating Partnership, as contributee, and SAM and SS OP Holdings, as contributor, entered into a Contribution Agreement (the “Contribution Agreement”) whereby the Operating Partnership acquired the Self Storage Platform and certain other assets, including (a) SAM’s, or its subsidiaries’, 100% membership interests in the Registrant’s former external advisor (the “Former External Advisor”) and former external property managers, the external advisor and property manager for SST IV, the external advisor and property manager for SSGT II, entities related to the tenant insurance joint ventures, and certain entities related to SAM’s self storage business in Canada; (b) all equipment, furnishings, fixtures and computer equipment as set forth in the Contribution Agreement; (c) certain personal property as set forth in the Contribution Agreement; (d) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto (including all rights to the “SmartStop®” brand and “Strategic Storage®” related trademarks), (e) SAM’s processes, practices, procedures and workforce related to the self storage business (currently consisting of approximately 350 on-site self storage employees, regional and district managers, other personnel and the current executive management team of the Registrant), and (f) certain other assets as set forth in the Contribution Agreement, in exchange for $769,126 in cash, assumption of existing debt in the amount of $15 million, and 8,698,956 units of Class A-1 limited partnership units of the Operating Partnership (“Class A-1 Units”) and 3,283,302 units of Class A-2 limited partnership units of the Operating Partnership (“Class A-2 Units”). For a description of the Class A-1 and Class A-2 Units, see below under the heading “Third Amended and Restated Limited Partnership Agreement and Redemption of Limited Partner Interest Agreement”.

The Contribution Agreement contains customary representations, warranties, covenants, agreements and indemnification obligations and rights of the Registrant, the Operating Partnership, SAM and SS OP Holdings.

The foregoing summary of the material terms of the Contribution Agreement is qualified in its entirety by references to the Contribution Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Third Amended and Restated Limited Partnership Agreement and Redemption of Limited Partner Interest Agreement

On June 28, 2019, the Registrant entered into the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Operating Partnership Agreement”), which amended and superseded the Second Amended and Restated Limited Partnership Agreement (the “Former OP Agreement”), and a Redemption of Limited Partner Interest Agreement (the “Limited Partner Interest Redemption Agreement”) with the Former External Advisor and the Operating Partnership, pursuant to which the Operating Partnership redeemed all of the limited partnership interests held by the Former External Advisor in the Operating Partnership.

As a result of the entry into the above-described Limited Partner Interest Redemption Agreement and the Operating Partnership Agreement, (1) references to the limited partner interests previously held by the Former External Advisor in the Operating Partnership have been removed from the Operating Partnership Agreement in connection with the redemption of such interests pursuant to the Limited Partner Interest Redemption Agreement, and (2) provisions related to the subordinated incentive distributions payable to the Former External Advisor pursuant to the limited partnership interests have been removed from the Operating Partnership Agreement. Accordingly, the Registrant and the Operating Partnership will no longer have any obligation to make the Subordinated Share of Net Sale Proceeds, Subordinated Distribution Due Upon Termination of Advisory Agreement, Subordinated Incentive Listing Distribution, or Subordinated Distribution Due Upon Extraordinary Transaction (each as defined in the Former OP Agreement).

In addition, the revised Operating Partnership Agreement created two new classes of units to be issued to SS OP Holdings in connection with the Self Administration Transaction: Class A-1 Units and Class A-2 Units.

The Class A-1 Units may be redeemed or exchanged for shares of Class A common stock in the Registrant but not until June 28, 2021 (the “Lock-Up Expiration”) or later. The Class A-1 Units are otherwise entitled to all rights and duties of the Class A limited partnership units in the Operating Partnership, including cash distributions and the allocation of any profits or losses in the Operating Partnership. The Class A-2 Units will convert into Class A-1 Units as earn-out consideration, as described below, in connection with the Self Administration Transaction. The Class A-2 Units are not entitled to cash distributions or the allocation of any profits or losses in the Operating Partnership until the Class A-2 Units are converted into Class A-1 Units.

The conversion features of the Class A-2 Units are as follows: (A) the first time the aggregate incremental AUM (as defined in the Operating Partnership Agreement) of the Operating Partnership equals or exceeds $300,000,000, one-third of the Class A-2 Units will automatically convert into Class A-1 Units, (B) the first time the incremental AUM of the Operating Partnership equals or exceeds $500,000,000, an additional one-third of the Class A-2 Units will automatically convert into Class A-1 Units, and (C) the first time the incremental AUM equals or exceeds $700,000,000, the remaining one-third of the Class A-2 Units will automatically convert into Class A-1 Units (each an “Earn-Out Achievement Date”). On each Earn-Out Achievement Date, the Class A-2 Units will automatically convert into Class A-1 Units based on an earn-out unit exchange ratio, which is equal to $10.66 divided by the then current value of the Registrant’s Class A common stock. The Class A-2 Units will expire seven years following the closing date of the Self Administration Transaction. Notwithstanding the foregoing, the earn-out consideration will be earned and automatically convert in the event of an “Earn-Out Acceleration Event” (as defined in the Operating Partnership Agreement), which includes each of the following: certain change of control events (as described in the Operating Partnership Agreement), or H. Michael Schwartz being removed either as a member of the board of directors or as an executive officer of the Registrant for any reason other than for cause.

The Operating Partnership Agreement also provides for a vote on “Extraordinary Matters” which includes any merger, sale of all or substantially all of the assets, share exchange, conversion, dissolution or charter amendment of the Registrant, in each case where the vote of the Registrant’s stockholders is required under Maryland law. The Registrant, as general partner of the Operating Partnership, agreed that the consent of the Operating Partnership would be required (the “OP Consent”) in connection with any Extraordinary Matter. The OP Consent will be determined by a vote of the partners of the Operating Partnership, with the Registrant’s vote, as General Partner of the Operating Partnership, being voted in proportion to the votes cast by the Registrant’s stockholders on the Extraordinary Matter.

The foregoing summary of the material terms of the Operating Partnership Agreement is qualified in its entirety by references to the Operating Partnership Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Registration Rights Agreement

On June 28, 2019, the Registrant and the Operating Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with SS OP Holdings and certain other parties (collectively, the “Holders”). Pursuant to the Registration Rights Agreement, the Holders have the right after the Lock-Up Expiration to request the Registrant to register for resale under the Securities Act of 1933, as amended, shares of the Registrant’s common stock issued or issuable to such Holder. The Registrant will use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form. The Registrant will cause such registration statement to become effective as soon as reasonably practicable thereafter. The Registration Rights Agreement also grants the Holders certain “piggyback” registration rights after the Lock-Up Expiration.

The foregoing summary of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 regarding the Self Administration Transaction is incorporated by reference into this Item 2.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignations and Appointments of Officers

On June 28, 2019, in connection with the Self Administration Transaction, (i) H. Michael Schwartz resigned as Chief Executive Officer and was appointed Executive Chairman of the Registrant, (ii) Michael S. McClure resigned as President and was appointed Chief Executive Officer of the Registrant, (iii) Wayne Johnson retained the office of Chief Investment Officer and was appointed President of the Registrant, (iv) James Barry resigned as Senior Vice President – Finance and was appointed Chief Financial Officer and Treasurer of the Registrant, (v) Michael O. Terjung was appointed Chief Accounting Officer of the Registrant, (vi) Nicholas M. Look was appointed General Counsel and Secretary of the Registrant, and (vii) Gerald Valle was appointed Senior Vice President – Self Storage Operations of the Registrant (collectively, the “Executives”).

In addition, Matt F. Lopez resigned as Chief Financial Officer and Treasurer of the Registrant and James L. Berg resigned as Secretary of the Registrant. Matt F. Lopez’s resignation and James L. Berg’s resignation were not related to any disagreement with the Registrant, its management, or any of its operations, policies, or practices.

Severance Plan

On June 28, 2019, the compensation committee of the board of directors of the Registrant (“Compensation Committee”) adopted and approved the SmartStop Self Storage REIT, Inc. Executive Severance and Change of Control Plan (the “Severance Plan”) and designated each of the Executives as participants (each, a “Participant” and together, the “Participants”) of the Severance Plan. The following are the terms of the Severance Plan, which benefits are in addition to standard accrued obligations:

Termination Without Cause or For Good Reason Not Related to a Change of Control: In the event a Participant’s employment with the Registrant is terminated by the Registrant without “cause” (other than by reason of death or disability) or by the Participant for “good reason” and such termination does not occur during a limited period following a “change of control” (each, as defined in the Severance Plan), the Participant will be entitled to receive (1) a Severance Payment (as defined below); (2) payment or reimbursement by the Registrant of the cost of premiums for healthcare continuation coverage over a number of years based on the Severance Payment period; (3) any unvested time-based equity awards that would have otherwise vested over the 12 month period following the date of termination (the “Termination Date”) will immediately vest; and (4) any unvested performance-based equity awards that remain outstanding on the Termination Date shall remain outstanding and eligible to be earned following the completion of the performance period based on achievement of performance goals, vesting pro rata if such award becomes earned based on days employed during the performance period. A “Severance Payment” is an amount equal to: (a) 2.0 if the Participant is the Executive Chairman or Chief Executive Officer of the Registrant, 1.5 if the Participant is the Chief Investment Officer or Chief Accounting Officer, or 1.0 if the Participant is another officer of the Registrant or its affiliates; multiplied by (b) the sum of: (i) such Participant’s highest base salary during the prior 2 years; plus (ii) such Participant’s Average Cash Bonus (generally measured over the prior 3 years, as set forth in the Severance Plan), payable in installments.

Change of Control: In the event of a “change of control” (as defined in the Plan), any unvested time-based equity awards will immediately become vested and any unvested performance-based equity awards that are not continued, converted, assumed or replaced with a substantially similar award by the Registrant or a successor or related entity in connection with the change of control will vest in full as of immediately prior to the date of the change of control, based on actual achievement of performance goals through the change of control, as determined by the Compensation Committee.

Termination Without Cause or For Good Reason following a Change of Control: In the event that, within 12 months following a change of control, a Participant’s employment with the Registrant is terminated by the Registrant without “cause” (other than by reason of death or disability, as defined in the Severance Plan) or by the Participant for good reason, the Participant will be entitled to the following: (1) a Change of Control Severance Payment (as defined below), (2) payment or reimbursement by the Registrant of the cost of premiums for healthcare continuation coverage over a number of years based on the Change of Control Severance Payment period, and (3) any unvested performance-based equity awards that were continued, converted, assumed, or replaced by the Registrant or a successor following the change of control shall (a) to the extent only subject to time-based vesting as of the Termination Date, immediately vest, or (b) to the extent subject to performance-based vesting as of the Termination Date, remain outstanding and eligible to be earned following completion of the performance period based on achievement of performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on days employed during the performance period. A “Change of Control Severance Payment” is an amount equal to (a) 3.0 if the Participant is the Executive Chairman or Chief Executive Officer of the Registrant, or 2.0 if the Participant is another officer of the Registrant or any of its subsidiaries; multiplied by (b) the sum of: (i) the Participant’s highest base salary during the prior 2 years; plus (ii) the Participant’s Average Cash Bonus, paid in a single lump sum.

Termination Other than Without Cause or For Good Reason: In the event a Participant’s employment with the Registrant is terminated due to the Participant’s death or disability, the Participant will be entitled to receive: (1) a pro rata portion of the Participant’s annual cash performance bonus, as determined by the Compensation Committee based on actual performance; (2) immediate vesting of all unvested time-based equity awards; and (3) any unvested performance awards that remain outstanding on the Termination Date shall remain outstanding and eligible to be earned following the completion of the performance period based on achievement of performance goals, vesting pro rata if such award becomes earned based on days employed during the performance period.

In connection with the adoption of the Severance Plan, the Registrant entered into a letter agreement with each of the Participants with respect to their participation in the Severance Plan. Each letter agreement entered into with the Participants contains (i) a confidentiality covenant that extends indefinitely, (ii) a non-compete provision while the Participant is employed by the Registrant, (iii) certain employee, investor and customer nonsolicitation covenants that extend during the Participant’s employment and for a period of time after separation (with such time period varying based upon the officer’s position), and (iv) a non-disparagement provision.

The foregoing summary of the material terms of the Severance Plan is qualified in its entirety by references to the Severance Plan, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2019, the Registrant filed Articles of Amendment to the Articles of Amendment and Restatement of the Registrant (the “Charter”) to change the Registrant’s name from Strategic Storage Trust II, Inc. to SmartStop Self Storage REIT, Inc. No other changes were made to the Charter.

The foregoing description is qualified in its entirety by reference to the Articles of Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A Letter to Stockholders of the Registrant regarding the Self Administration Transaction is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 is furnished to the SEC, and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01	Other Events

Membership Interest Purchase Agreement

On June 28, 2019, immediately following the Self Administration Transaction, SAM, 10 Terrace Rd, LLC (“10 Terrace Rd”), and SmartStop Storage Advisors, LLC (“SSA”), a subsidiary of the Registrant, entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”), pursuant to which SSA purchased 100% of the membership interest in 10 Terrace Rd for $6.5 million, payable through the assumption of existing debt in the amount of approximately $4.2 million, and cash in the amount of approximately $2.3 million. 10 Terrace Rd is the owner of an office condominium located at 10 Terrace Rd., Ladera Ranch, California (the “Ladera Office”) which, as a result of the Membership Interest Purchase Agreement, the Registrant now indirectly owns. The Ladera Office houses the corporate headquarters of the Registrant.

Administrative Services Agreement

On June 28, 2019, the Registrant, the Operating Partnership, the TRS and SSA (collectively, the “Company Parties”) entered into an Administrative Services Agreement with SAM (the “Administrative Services Agreement”), pursuant to which the Company Parties will be reimbursed for providing certain operational and administrative services to SAM which may include, without limitation, accounting and financial support, IT support, HR support, advisory services and operations support, and administrative support as set forth in the Administrative Services Agreement and SAM will be reimbursed for providing certain operational and administrative services to the Company Parties which may include, without limitation, due diligence support, marketing, fulfillment and offering support, events support, insurance support, and administrative and facilities support. SAM will receive a monthly administrative service fee for providing its services and the Company Parties will receive monthly reimbursement based on the amount of services provided under the Administrative Services Agreement. SAM will also pay the Company Parties an allocation of rent and overhead for the portion it occupies in the Ladera Office.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Since it is impracticable to provide the required financial statements for the acquired business described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements no later than September 14, 2019 by amendment to this Form 8-K.

(b)	Pro forma financial statements.

See paragraph (a) above.

(d)	Exhibits

3.1	Articles of Amendment to the Articles of Amendment and Restatement of SmartStop Self Storage REIT, Inc.

10.1	Contribution Agreement, dated June 28, 2019, by and among Strategic Storage Operating Partnership II, L.P., the Registrant, SmartStop Asset Management, LLC and SmartStop OP Holdings, LLC

10.2	Third Amended and Restated Limited Partnership Agreement, dated June 28, 2019, of Strategic Storage Operating Partnership II, L.P.

10.3	Registration Rights Agreement, dated June 28, 2019, by and among the Registrant, Strategic Storage Operating Partnership II, L.P., SmartStop OP Holdings, LLC, SS Growth Advisor, LLC, Strategic 1031, LLC, SS Toronto REIT Advisors, Inc., San Juan Capital, LLC, and JDW 1998 Trust

10.4	SmartStop Self Storage REIT, Inc. Executive Severance and Change of Control Plan

99.1	Letter to Stockholders dated July 1, 2019

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date: July 1, 2019	By:	/s/ Michael McClure
Michael McClure
Chief Executive Officer